Exhibit 99.1
FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2017 Earnings;
Declares Quarterly Dividend
Indiana, PA, April 25, 2017 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2017.
Year-to-date 2017 Highlights
Franchise Growth

•	First Commonwealth completed the acquisition of DCB Financial Corp. in Lewis Center, Ohio on April 3, 2017, a natural extension of the acquisition of Columbus, Ohio-based First Community Bank in 2015.
Profitability

•	The net interest margin improved six basis points to 3.50% compared to the prior quarter.

•	Total loans increased 2.6% on an annualized basis, driven by a 6.3% increase in commercial loans.

•	The core efficiency ratio improved to 60.49% compared to the previous quarter, driven by top line revenue growth and well controlled operational expenses.
Net Income

•	First quarter net income was $15.9 million, or $0.18 diluted earnings per share. Core net income (adjusted for acquisition expenses) was $16.3 million, or $0.18 diluted earnings per share.

◦
Net interest income of $52.8 million increased by $0.3 million compared to the prior quarter, primarily as a result of the impact of higher interest rates on variable rate loans combined with a lower level of short-term borrowings following the acquisition of deposits associated with 13 former FirstMerit branches in December 2016.

◦
Noninterest income of $16.3 million, excluding net securities gains, decreased by $1.5 million compared to the prior quarter, despite higher card-related interchange income, primarily due to the recognition in the prior quarter of a $1.3 million positive mark-to-market adjustment for the commercial loan interest rate swap derivatives.

◦
Noninterest expense of $42.8 million decreased $2.9 million from the previous quarter, primarily due to $2.8 million of one-time acquisition expenses related to the acquisition of 13 branches in northern Ohio and higher incentive expense in the fourth quarter of 2016; and

◦
Provision for credit losses totaled $3.2 million, an increase of $5.1 million as compared to the prior quarter, due to the recognition of $5.1 million of recoveries in the fourth quarter of 2016 on loans previously charged off.

“This was, yet again, another solid quarter for First Commonwealth and a strong start to the year,” stated T. Michael Price, President and Chief Executive Officer.  “Our quarterly performance was highlighted by a second consecutive quarter of net interest margin expansion and disciplined expense control. I am pleased with the progress of our recent expansion efforts in Ohio. Our acquisition of 13 branches in December 2016 has established a retail base in northeast Ohio, and we anticipate a seamless transition for Delaware County Bank customers in central Ohio as well.” Price continued, “I am genuinely excited about the growth opportunities afforded by these new markets as we continue to deliver long-term value to all of our stakeholders.”

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2017	2016	2016
Reported Results
Net income	$15,888	$17,914	$12,473
Diluted earnings per share	$0.18	$0.20	$0.14
Return on average assets	0.96%	1.07%	0.76%
Return on average equity	8.51%	9.46%	6.87%

Core Operating Results (non-GAAP)(1)
Core net income	$16,285	$19,744	$12,473
Core diluted earnings per share	$0.18	$0.22	$0.14
Core return on average assets	0.98%	1.18%	0.76%
Return on average tangible common equity	11.80%	12.46%	8.95%
Core return on average tangible common equity	12.08%	13.73%	8.95%
Core efficiency ratio	60.49%	61.70%	59.53%
Net interest margin (FTE)	3.50%	3.44%	3.29%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Financial Results Summary
For the three months ended March 31, 2017, net income was $15.9 million, or $0.18 diluted earnings per share, compared to net income of $17.9 million, or $0.20 diluted earnings per share, in the fourth quarter of 2016 and net income of $12.5 million, or $0.14 diluted earnings per share, in the first quarter of 2016. The decrease in net income compared to the fourth quarter of 2016 was driven by a $5.1 million increase in the provision for credit losses and a decrease in noninterest income (excluding net securities gains) of $1.5 million, offset partially by a decrease of $2.9 million in noninterest expense. The increase in provision expense is primarily the result of recoveries recognized in the prior quarter for loans previously charged off, while the decrease in noninterest expense is primarily related to $2.8 million, or $0.02 diluted earnings per share, of one-time acquisition expenses related to the northern Ohio branch acquisition in the fourth quarter of 2016. The increase in net income compared to the first quarter of 2016 was driven by a $3.3 million decrease in the provision for credit losses, an increase of $3.1 million in net interest income and an increase in noninterest income (excluding net securities gains) of $2.6 million, offset by an increase of $4.6 million in noninterest expense, which is due in part to increased operating expenses associated with the aforementioned branch acquisition in the fourth quarter of 2016.

For the three months ended March 31, 2017, return on average assets and return on average equity were 0.96% and 8.51%, respectively, as compared to 0.76% and 6.87% in the same period of 2016. Return on average tangible common equity was 11.80% in the first quarter of 2017 and 8.95% for the same period of 2016.

Net Interest Income and Net Interest Margin
First quarter 2017 net interest income, on a fully taxable-equivalent basis, increased by $0.3 million to $52.8 million compared to the fourth quarter of 2016. The increase from the prior quarter is primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decision to increase short-term rates in December of 2016 and March of 2017, along with the ability to pay down higher cost short-term borrowings following the branch acquisition. The yield on interest-earning assets increased by six basis points and funding costs remained constant during the quarter.
As compared to the first quarter of 2016, net interest income, on a fully taxable-equivalent basis, increased by $3.1 million, driven largely by favorable replacement rates on commercial and consumer loan yields and a $52.3 million increase in average interest-earning assets. The increase in average interest-earning assets includes a $171.5 million increase in total average loans, of which $105.6 million was acquired in conjunction with the aforementioned branch acquisition, offset by a decrease of $119.2 million in the securities portfolio over the period. The net interest margin of 3.50% in the first quarter of 2017 expanded 21 basis points compared to the first quarter of 2016. The increase is attributable to a 19 basis point increase in the yield on interest-earning assets driven by favorable replacement yields and an improved earning asset mix, and a one basis point decline in funding costs due to an increase of $134.2 million in average noninterest-bearing deposits, which includes $101.2 million in average noninterest-bearing deposits acquired in conjunction with the aforementioned branch acquisition.
Total deposits grew by $22.3 million in the first quarter of 2017 compared to the previous quarter, and increased by $668.1 million from the prior year quarter, which includes the addition of $605.3 million in deposits acquired at the closing of the northern Ohio branch acquisition.
Compared to the prior quarter, average noninterest-bearing demand deposits increased $35.1 million in the first quarter of 2017. Noninterest-bearing demand deposits currently comprise 25.6% of total deposits. Average interest-bearing demand and savings deposits increased $331.9 million from the prior quarter, which includes the addition of $297.0 million of average interest-bearing demand and savings deposits related to the branch acquisition. Average time deposits decreased by $5.1 million compared to the prior quarter.
Average deposits increased $658.4 million from the year-ago quarter, including the addition of $581.8 million in average deposits from the aforementioned branch acquisition. The year-over-year comparison of average deposit balances is driven by increases of $546.3 million in average interest-bearing demand and savings deposits, which includes the addition of $440.9 million of average interest-bearing demand and savings deposits from the aforementioned branch acquisition, and $134.2 million in average noninterest-bearing deposits, which includes $101.2 million of average noninterest-bearing deposits from the branch acquisition. This growth was partially offset by a decrease of $22.2 million in average time deposits.
Average short-term borrowings decreased $279.6 million from the prior quarter and $572.0 million over the year-ago period as the acquired branch deposits were utilized to pay down higher cost short-term borrowings.
Credit Quality
The provision for credit losses totaled $3.2 million for the quarter ended March 31, 2017, an increase of $5.1 million as compared to the prior quarter and a decrease of $3.3 million from the same quarter last year. The increase from the prior quarter is primarily due to the recognition in the previous quarter of $5.1 million of recoveries on loans previously charged-off.
At March 31, 2017, nonperforming loans were $49.9 million, an increase of $8.1 million from December 31, 2016 and a decrease of $11.9 million from March 31, 2016. The increase from the fourth quarter of 2016 was related to two commercial manufacturing credits that were placed into nonperforming status in the first quarter of 2017. Nonperforming loans as a percentage of total loans were 1.01%, 0.86% and 1.29% for the periods ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.
During the first quarter of 2017, net charge-offs were $4.7 million, compared to $2.7 million in the prior quarter and $2.1 million in the first quarter of 2016. Net charge-offs in the first quarter of 2017 included charge-offs for the two aforementioned commercial manufacturing credits totaling $3.4 million, which were classified as nonaccrual in the first quarter of 2017.
The allowance for credit losses was $48.7 million at March 31, 2017. For the originated portfolio, the allowance for credit losses as a percentage of total loans outstanding was 1.01%, 1.05% and 1.15% for March 31, 2017, December 31, 2016 and March 31, 2016, respectively. The allowance for credit losses as a percentage of total loans outstanding was 0.99%, 1.03% and 1.15% for March 31, 2017, December 31, 2016 and March 31, 2016, respectively, with the movement due to additional loan balances from acquisitions. For the originated portfolio, general reserves as a percentage of non-impaired loans were 0.96%, 0.99% and 0.88% for March 31, 2017, December 31, 2016 and March 31, 2016, respectively. General reserves as a percentage of non-impaired loans were 0.94%, 0.97% and 0.88% for March 31, 2017, December 31, 2016 and March 31, 2016, respectively. The reserve coverage ratio (the ratio of total reserves to nonperforming loans) was 105.2%, 120.0% and 89.3% for March 31, 2017, December 31, 2016 and March 31, 2016, respectively.
Other real estate owned (OREO) acquired through foreclosure was $6.9 million at March 31, 2017, $6.8 million at December 31, 2016 and $8.6 million at March 31, 2016. There were no significant additions to OREO in the first quarter of 2017.

Noninterest Income
Noninterest income (excluding net securities gains) decreased $1.5 million in the first quarter of 2017 as compared to the prior quarter. The decrease is primarily the result of the recognition of a $1.3 million positive mark-to-market adjustment for the commercial loan interest rate swap derivatives in the prior quarter, as well as $0.4 million less in customer swap income. Noninterest income benefited from an increase of $0.3 million in card-related interchange income as compared with the prior quarter, offset by a $0.3 million decline in gain on sale of mortgages, as a relatively larger proportion of mortgage originations were retained in the bank’s loan portfolio.
Noninterest income (excluding net securities gains) increased $2.6 million compared to the same quarter last year. The increase in noninterest income (excluding net securities gains) is primarily related to a positive variance of $1.0 million for the mark-to-market adjustment on commercial loan interest rate swap derivatives, a $0.7 million increase in card-related interchange income, a $0.6 million increase in service charges on deposit accounts and a $0.3 million increase in gain on sale of mortgage loans, offset by a $0.5 million decrease in customer swap income.
Noninterest Expense
Noninterest expense decreased $2.9 million to $42.8 million in the first quarter of 2017 as compared to the prior quarter. The decrease is attributable to a $2.2 million decline in one-time acquisition expenses associated with the northern Ohio branch acquisition, a decrease in salaries and benefits of $1.4 million due to lower incentive and hospitalization costs, a decrease of $0.4 million related to the sale or write-down of foreclosed assets and a $0.3 million decline in the reserve for unfunded loan commitments (which is included in other operating expenses). Also impacting noninterest expense as compared to the prior quarter were increases of $0.5 million in occupancy expense, a $0.3 million increase in intangible amortization related to the branch acquisition and a $0.3 million increase in other operating expenses.
Noninterest expense increased $4.6 million in the first quarter of 2017 as compared to the first quarter of 2016, primarily attributable to an increase in salaries and benefits of $1.8 million as compared to the prior year due to the addition of acquired branch staff and normal merit increases. Also impacting noninterest expense as compared to the prior year was an increase of $0.3 million in occupancy and a $0.4 million increase in intangible amortization expense due to the branch acquisition, a $0.6 million increase in one-time acquisition expenses and a $0.8 million increase in other operating expenses, offset by a decrease of $0.2 million in FDIC insurance expense.
Full time equivalent staff was 1,271 at March 31, 2017 and 1,274 at December 31, 2016 and was 1,216 at March 31, 2016. The year-over-year increase is the result of the addition of employees from the acquired branches and the recent expansion of the mortgage and commercial banking businesses in Ohio.
The core efficiency ratio, which excludes securities gains and losses, amortization of intangible assets and other nonrecurring items, was 60.49% and 59.53% for the three months ending March 31, 2017 and 2016, respectively. The Consolidated Financial Highlights accompanying this news release include additional information regarding reconciliations of non-GAAP financial measures to reported amounts, including a reconciliation of the core efficiency ratio.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.08 per share, which is payable on May 19, 2017 to shareholders of record as of May 5, 2017. This dividend represents a 2.4% projected annual yield utilizing the April 24, 2017 closing market price of $13.12.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2017 were 12.3%, 11.3%, 9.9% and 10.1%, respectively. First Commonwealth’s current capital levels exceed the fully-phased in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter 2017 on Wednesday, April 26, 2017 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10104484. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 135 banking offices in 20 counties throughout western and central Pennsylvania and central and northeastern Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10‐K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$52,818	$52,529	$49,749
Provision for credit losses	3,229	(1,826)	6,526
Noninterest income	16,932	18,332	13,715
Noninterest expense	42,765	45,675	38,144
Net income	15,888	17,914	12,473
Core net income (5)	16,285	19,744	12,473

Earnings per common share (diluted)	$0.18	$0.20	$0.14
Core earnings per common share (diluted) (6)	$0.18	$0.22	$0.14

KEY FINANCIAL RATIOS

Return on average assets	0.96%	1.07%	0.76%
Core return on average assets (7)	0.98%	1.18%	0.76%
Return on average shareholders' equity	8.51%	9.46%	6.87%
Return on average tangible common equity (8)	11.80%	12.46%	8.95%
Core return on average tangible common equity (9)	12.08%	13.73%	8.95%
Core efficiency ratio (2)(10)	60.49%	61.70%	59.53%
Net interest margin (FTE) (1)	3.50%	3.44%	3.29%

Book value per common share	$8.54	$8.43	$8.24
Tangible book value per common share (11)	6.32	6.20	6.38
Market value per common share	13.26	14.18	8.86
Cash dividends declared per common share	0.08	0.07	0.07

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	1.01%	0.86%	1.29%
Nonperforming assets as a percent of total assets (3)	0.84%	0.73%	1.06%
Net charge-offs as a percent of average loans (annualized)	0.39%	0.22%	0.18%
Allowance for credit losses as a percent of nonperforming loans (4)	105.20%	120.02%	89.33%
Allowance for credit losses as a percent of end-of-period loans (4)	0.99%	1.03%	1.15%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	1.01%	1.05%	1.15%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.2%	11.2%	10.9%
Tangible common equity as a percent of tangible assets (12)	8.5%	8.5%	8.7%
Leverage Ratio	9.9%	9.8%	9.8%
Risk Based Capital - Tier I	11.3%	11.3%	11.1%
Risk Based Capital - Total	12.3%	12.3%	12.1%
Common Equity - Tier I	10.1%	10.1%	9.9%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
INCOME STATEMENT
Interest income	$56,179	$55,932	$53,353
Interest expense	4,349	4,413	4,546
Net Interest Income	51,830	51,519	48,807
Taxable equivalent adjustment (1)	988	1,010	942
Net Interest Income (FTE)	52,818	52,529	49,749
Provision for credit losses	3,229	(1,826)	6,526
Net Interest Income after Provision for Credit Losses (FTE)	49,589	54,355	43,223

Net securities gains	652	589	—
Trust income	1,417	1,268	1,255
Service charges on deposit accounts	4,319	4,341	3,708
Insurance and retail brokerage commissions	2,082	1,916	1,959
Income from bank owned life insurance	1,292	1,424	1,296
Gain on sale of mortgage loans	977	1,236	683
Gain on sale of other loans and assets	307	363	195
Card-related interchange income	4,251	3,916	3,557
Derivative mark-to-market	2	1,294	(1,014)
Swap fee income	(73)	374	460
Other income	1,706	1,611	1,616
Total Noninterest Income	16,932	18,332	13,715

Salaries and employee benefits	23,466	24,913	21,677
Net occupancy	3,761	3,307	3,481
Furniture and equipment	3,088	3,028	2,867
Data processing	2,085	2,050	1,759
Pennsylvania shares tax	816	1,061	758
Advertising and promotion	806	661	526
Intangible amortization	572	229	137
Collection and repossession	497	447	569
Other professional fees and services	959	1,049	791
FDIC insurance	793	698	1,038
Litigation and operational losses	232	246	244
Loss on sale or write-down of assets	99	526	96
Merger and acquisition related	611	2,815	—
Other operating expenses	4,980	4,645	4,201
Total Noninterest Expense	42,765	45,675	38,144

Income before Income Taxes	23,756	27,012	18,794
Taxable equivalent adjustment (1)	988	1,010	942
Income tax provision	6,880	8,088	5,379
Net Income	$15,888	$17,914	$12,473

Shares Outstanding at End of Period	89,113,083	89,007,077	88,959,315
Average Shares Outstanding Assuming Dilution	88,987,671	88,887,387	88,845,201

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2017	2016	2016
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$75,160	$91,033	$62,141
Interest-bearing bank deposits	47,944	24,644	11,024
Securities available for sale, at fair value	871,423	815,110	950,795
Securities held to maturity, at amortized cost	386,954	372,513	396,444
Loans held for sale	9,588	7,052	5,849

Loans	4,907,961	4,879,347	4,798,755
Allowance for credit losses	(48,676)	(50,185)	(55,222)
Net loans	4,859,285	4,829,162	4,743,533

Goodwill and other intangibles	197,924	198,496	165,594
Other assets	360,699	346,008	363,774
Total Assets	$6,808,977	$6,684,018	$6,699,154

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,270,136	$1,268,786	$1,155,795

Interest-bearing demand deposits	114,526	114,043	92,125
Savings deposits	3,030,156	2,972,747	2,467,978
Time deposits	554,911	591,832	585,757
Total interest-bearing deposits	3,699,593	3,678,622	3,145,860

Total deposits	4,969,729	4,947,408	4,301,655

Short-term borrowings	961,601	867,943	1,518,742
Long-term borrowings	80,771	80,916	81,342
Total borrowings	1,042,372	948,859	1,600,084

Other liabilities	35,881	37,822	64,101
Shareholders' equity	760,995	749,929	733,314
Total Liabilities and Shareholders' Equity	$6,808,977	$6,684,018	$6,699,154

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2017	Rate	2016	Rate	2016	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$4,916,759	4.05%	$4,856,579	3.99%	$4,745,252	3.88%
Securities and interest bearing bank deposits (FTE) (1)	1,212,025	2.71%	1,225,600	2.66%	1,331,233	2.57%
Total Interest-Earning Assets (FTE) (1)	6,128,784	3.78%	6,082,179	3.72%	6,076,485	3.59%
Noninterest-earning assets	580,033		555,920		541,109
Total Assets	$6,708,817		$6,638,099		$6,617,594

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,100,208	0.12%	$2,768,287	0.14%	$2,553,896	0.11%
Time deposits	572,750	0.62%	577,851	0.63%	594,929	0.62%
Short-term borrowings	930,998	0.76%	1,210,619	0.58%	1,503,013	0.60%
Long-term borrowings	80,840	3.95%	80,984	3.82%	81,409	3.57%
Total Interest-Bearing Liabilities	4,684,796	0.38%	4,637,741	0.38%	4,733,247	0.39%
Noninterest-bearing deposits	1,230,939		1,195,862		1,096,692
Other liabilities	36,005		50,837		57,301
Shareholders' equity	757,077		753,659		730,354
Total Noninterest-Bearing Funding Sources	2,024,021		2,000,358		1,884,347
Total Liabilities and Shareholders' Equity	$6,708,817		$6,638,099		$6,617,594

Net Interest Margin (FTE) (annualized)(1)		3.50%		3.44%		3.29%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2017	2016	2016
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,148,460	$1,139,547	$1,190,384
Commercial real estate	1,761,101	1,742,210	1,552,904
Real estate construction	240,122	219,621	256,856
Total Commercial	3,149,683	3,101,378	3,000,144

Consumer Loan Portfolio:
Closed-end mortgages	709,122	713,471	745,924
Home equity lines of credit	508,276	515,721	467,038
Total Real Estate - Consumer	1,217,398	1,229,192	1,212,962

Auto loans	453,076	458,610	499,897
Direct installment	24,017	24,381	25,126
Personal lines of credit	51,948	53,339	45,905
Student loans	11,839	12,447	14,721
Total Other Consumer	540,880	548,777	585,649
Total Consumer Portfolio	1,758,278	1,777,969	1,798,611
Total Portfolio Loans	4,907,961	4,879,347	4,798,755
Loans held for sale	9,588	7,052	5,849
Total Loans	$4,917,549	$4,886,399	$4,804,604

	March 31,	December 31,	March 31,
	2017	2016	2016
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$21,797	$16,301	$33,470
Loans held for sale on a nonaccrual basis	3,613	—	—
Troubled debt restructured loans on nonaccrual basis	10,482	11,722	13,366
Troubled debt restructured loans on accrual basis	13,990	13,790	14,979
Total Nonperforming Loans	$49,882	$41,813	$61,815
Other real estate owned ("OREO")	6,910	6,805	8,636
Repossessions ("Repos")	223	242	345
Total Nonperforming Assets	$57,015	$48,860	$70,796
Loans past due in excess of 90 days and still accruing	2,109	2,131	1,330
Classified loans	89,427	92,705	110,816
Criticized loans	129,978	134,372	142,625

Nonperforming assets as a percentage of total loans, plus OREO and Repos	1.16%	1.00%	1.47%
Allowance for credit losses	$48,676	$50,185	$55,222

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$3,457	$2,392	$1,258
Real estate construction	(54)	(335)	(223)
Commercial real estate	(86)	(567)	(491)
Residential real estate	345	139	264
Loans to individuals	1,076	1,094	1,308
Net Charge-offs	$4,738	$2,723	$2,116

Net charge-offs as a percentage of average loans outstanding (annualized)	0.39%	0.22%	0.18%
Provision for credit losses as a percentage of net charge-offs	68.15%	(67.06)%	308.41%
Provision for credit losses	$3,229	$(1,826)	$6,526

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Net Income	$15,888	$17,914	$12,473
Intangible amortization	572	229	137
Tax benefit of amortization of intangibles	(200)	(80)	(48)
Net Income, adjusted for tax affected amortization of intangibles	16,260	18,063	12,562

Average Tangible Equity:
Total shareholders' equity	$757,077	$753,659	$730,354
Less: intangible assets	198,070	177,081	165,666
Tangible Equity	559,007	576,578	564,688
Less: preferred stock	—	—	—
Tangible Common Equity	$559,007	$576,578	$564,688

(8)Return on Average Tangible Common Equity	11.80%	12.46%	8.95%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016

Core Net Income:
Total Net Income	$15,888	$17,914	$12,473
Merger & Acquisition related expenses	611	2,815	—
Tax benefit of merger & acquisition related expenses	(214)	(985)	—
(5) Core net income	16,285	19,744	12,473
Average Shares Outstanding Assuming Dilution	88,987,671	88,887,387	88,845,201
(6) Core Earnings per common share (diluted)	$0.18	$0.22	$0.14

Intangible amortization	572	229	137
Tax benefit of amortization of intangibles	(200)	(80)	(48)
Core Net Income, adjusted for tax affected amortization of intangibles	$16,657	$19,893	$12,562

(9) Core Return on Average Tangible Common Equity	12.08%	13.73%	8.95%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Core Return on Average Assets:
Total Net Income	$15,888	$17,914	$12,473
Total Average Assets	6,708,817	6,638,099	6,617,594
Return on Average Assets	0.96%	1.07%	0.76%

Core Net Income (5)	$16,285	$19,744	$12,473
Total Average Assets	6,708,817	6,638,099	6,617,594
(7) Core Return on Average Assets	0.98%	1.18%	0.76%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Core Efficiency Ratio:
Total Noninterest Expense	$42,765	$45,675	$38,144
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(212)	71	(375)
Intangible amortization	572	229	137
Merger and acquisition related	611	2,815	—
Noninterest Expense - Core	$41,794	$42,560	$38,382

Net interest income, fully tax equivalent	$52,818	$52,529	$49,749
Total noninterest income	16,932	18,332	13,715
Net securities gains	(652)	(589)	—
Total Revenue	$69,098	$70,272	$63,464

Adjustments to Revenue:
Derivative mark-to-market	2	1,294	(1,014)
Total Revenue - Core	$69,096	$68,978	$64,478

(10)Core Efficiency Ratio	60.49%	61.70%	59.53%

	March 31,	December 31,	March 31,
	2017	2016	2016
Tangible Equity:
Total shareholders' equity	$760,995	$749,929	$733,314
Less: intangible assets	197,924	198,496	165,594
Tangible Equity	563,071	551,433	567,720
Less: preferred stock	—	—	—
Tangible Common Equity	$563,071	$551,433	$567,720

Tangible Assets:
Total assets	$6,808,977	$6,684,018	$6,699,154
Less: intangible assets	197,924	198,496	165,594
Tangible Assets	$6,611,053	$6,485,522	$6,533,560

(12)Tangible Common Equity as a percentage of Tangible Assets	8.52%	8.50%	8.69%

Shares Outstanding at End of Period	89,113,083	89,007,077	88,959,315
(11)Tangible Book Value Per Common Share	$6.32	$6.20	$6.38

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.